EXHIBIT 10.19

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

CONFIDENTIAL

Amendment No. 3 to Patent License Agreement
between
the University of Washington
and
Genocea Biosciences, Inc.

This Amendment No. 3 is made and entered into as of November 7, 2013, by and between the University of Washington, a public institution of higher education and an agency of the State of Washington, acting through UW Center for Commercialization, Technology Licensing (“University”), and Genocea Biosciences, Inc., a Delaware corporation with its principal place of business at 100 Acorn Park Drive, 5th floor, Cambridge, MA 02140 (“Company”).  University and Company are referred to individually as a “Party”, and collectively as the “Parties”.

WHEREAS, University and Company are Parties to a certain Patent License Agreement with an Effective Date of January 23, 2010, as amended by Amendments No. 1 and No. 2 (the “Agreement”);

WHEREAS, University and Company, through this Amendment No. 3, wish to amend certain financial terms of the Agreement;

NOW, THEREFORE the Parties hereto agree as follows:

1.                                      Unless otherwise defined herein, capitalized terms used in this Amendment No. 3 have the meanings set forth in the Agreement.

2.                                      Sections A3.7 and A3.8 of Appendix A are hereby deleted in their entirety and replaced as follows:

A3.7               Third Party Royalties.  If Company is required to pay royalties to a Third Party based on Company’s manufacture, use, or sale of Licensed Product subject to one or more patents of such Third Party then the royalties Company pays to University may be reduced by [* * *] of such royalties actually paid to the Third Party provided that use of any Third Party patent is required for such manufacture, use, or sale of Licensed Product, or Licensed Product is otherwise subject to a Third Party license, and provided that the royalty to the University shall not fall below [* * *].

A3.8               Sublicensing Consideration.  In addition to the running royalty payments due on Net Sales by any Sublicensee pursuant to Subsection A3.3 of this Exhibit A, Company shall pay to University a percentage of all Sublicensing Consideration received for a Sublicense according to the schedule below.  [* * *]  For the avoidance of doubt, any failure by Company

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

CONFIDENTIAL

to pay University an amount under this Section A3.8 which is actively being disputed pursuant to Article 29 shall not be deemed a breach or default by Company of its obligations under this Agreement.

[* * *]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 3 to be duly executed by their respective authorized representatives.

University of Washington		Genocea Biosciences, Inc.

By:	/s/ Fiona Willis	By:	/s/ Robert E. Farrell Jr.

Name:	Fiona Willis, Ph.D, MBA	Name:	Robert E. Farrell Jr.

Title:	Director of Technology Licensing	Title:	Vice President of Finance and Administration

Date:	11/07/13	Date:	11/6/2013